Exhibit 2.4

13 MARCH 2008

ON DEMAND GROUP LIMITED

ANTHONY KELLY, ANDREW BIRCHALL AND OTHERS

SEACHANGE INTERNATIONAL, INC.

VARIATION AGREEMENT

IN RELATION TO THE

AGREEMENT FOR THE SALE AND PURCHASE OF SHARE

CAPITAL OF ON DEMAND GROUP LIMITED

THIS AGREEMENT is made on 13 March 2008

BETWEEN:

(1)	THE PERSONS whose names and addresses are set out in Schedule 1 (together the “Sellers”);

(2)	ANDREW THOMAS BIRCHALL and ANTHONY WILLIAM KELLY further details of whom are set out in Schedule 1 (together the “Warrantors”);

(3)	SEACHANGE INTERNATIONAL, INC., a company incorporated under the laws of the State of Delaware whose registered office is at 50 Nagog Park, Acton, MA 01720, USA (the “Buyer”).

WHEREAS:

(A)	The parties have entered into an Agreement for the Sale and Purchase of Share Capital of On Demand Group Limited (the “Purchase Agreement”) dated 23 September 2005.

(B)	The parties wish to vary the terms of the Purchase Agreement.

(C)	Save as set out herein, the parties wish the Purchase Agreement to remain in full force and effect.

IT IS AGREED as follows:

1.	INTERPRETATION

Words and phrases defined in the Purchase Agreement shall have the same meanings in this Agreement and this Agreement shall be interpreted in accordance with clause 1 of the Purchase Agreement.

2.	VARIATION OF THE PURCHASE AGREEMENT

2.1	Clause 3.1(d) of the Purchase Agreement is amended and restated to read in its entirety as follows:

(d) by no later than the date 75 Business Days after the end of the Third Earn Out Period, the Buyer shall allot and issue to each of the Sellers their Relevant Proportion of 714,084 shares of common stock, $0.01 par value per share in the capital of the Buyer;

2.2	In connection with the amendment and restatement of Section 3.1(e) effected hereby, (a) any and all references to the “Earn Out Consideration Shares” shall be and hereby is deleted in its entirety and all necessary consequential amendments shall be made.

2.3	Each of the Sellers acknowledges and agrees that the number of shares of the common stock of Buyer which the Buyer is obligated to issue to such Seller pursuant to Section 3.1(d) is as set forth in Schedule 1.

3.	CONSTRUCTION

Subject to the amendments set out in this Agreement, the Purchase Agreement shall remain in full force and effect and shall be read and construed as supplemented and amended by this Agreement.

4.	COUNTERPARTS

4.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

4.2	Each counterpart shall constitute an original of this Agreement, but the counterparts shall together constitute but one and the same instrument.

5.	GOVERNING LAW

This Agreement is governed by, and shall be construed in accordance with, English law.

6.	JURISDICTION

6.1	Each party agrees that the courts of England are to have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement.

6.2	Each Seller irrevocably authorises and appoints the Sellers' Representative as his agent to accept on his behalf service of all legal process arising out of or in connection with this Agreement and such service shall be deemed complete whether or not forwarded to or received by the relevant Seller(s).

IN WITNESS OF WHICH this Agreement has been executed by the parties on the above date.

SCHEDULE 1

THE SELLERS

Name	Number of Shares of SeaChange International, Inc. to be Allotted and Issued
Andrew Birchall Trecobben Farm, Trecombe Mawnan Smith Cornwall TR11 5JW	357,042 shares of common stock

Anthony Kelly 29 Beauchamp Road, East Molesey, KT8 0PA	199,944 shares of common stock

Judith Kelly 29 Beauchamp Road, East Molesey, KT8 0PA	62,268 shares of common stock

Michael Kelly Threeways, Tranwell Woods, Morpeth, NE61 6AQ	94,830 shares of common stock

EXECUTED by the parties:

Signed by	)
Andrew Birchall	)	/s/ Andrew Birchall

Signed by	)
Anthony Kelly	)	/s/ Anthony Kelly

Signed by	)
Judith Kelly	)	/s/ Judith Kelly

Signed by	)
Michael Kelly	)	/s/ Michael Kelly

Signed by	)
Kevin M. Bisson	)
for and on behalf of	)
SeaChange International, Inc.	)	/s/ Kevin M. Bisson